Exhibit 23





                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of James River Corporation of Virginia on Form S-8 (File No. 33-43207) of our report dated February 11, 1994, on our audits of the financial statements of the James River Corporation of Virginia Canadian Employees Stock Purchase Plan as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 11-K.







                                   COOPERS & LYBRAND


Richmond, Virginia
March 30, 1994